EX-33.6
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2011 Crystal Drive
Suite 800
Arlington, Virginia 22202

TEL  (703) 302-8000
TOLL (800) 955-9622
FAX  (703) 647-3460


MANAGEMENT'S ASSERTION ON COMPLIANCE WITH APPLICABLE SERVICING
CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB

Management of the NCB, FSB (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset-backed securities transactions conducted by the Bank (the Platform) as of and for the year ended December 31, 2013 (Reporting Period). Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to applicable servicing criterion 1122(d)(2)(iv), there was no activity performed during the Reporting Period with respect to the Platform, because there were no occurrences of events that would require the Bank to perform such activities.

The Bank's management has assessed the Bank's compliance with the applicable servicing criteria as of and for the year ended December 31, 2013. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Appendix B, which management has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to servicing criteria 1122(d)(1)(ii) and 1122(d)(4)(xi), the Bank has engaged various vendors to perform the activities required by these servicing criteria. Management has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. Management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

Based on such assessment, management believes that, as of and for the year ended December 31, 2013, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, including servicing criteria 1122(d)(1)(ii) and 1122(d)(4)(xi) for which compliance is determined based on Interpretation
17.06 as described above, relating to the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2013.

/s/ Steven Brookner
Steven Brookner
President

/s/ Kathleen Luzik
Kathleen Luzik
Chief Operating Officer

February 21, 2014


www.ncb.coop

Banking & Financial Services
Cooperative Expansion
Economic Development


The NCB Financial Group consists of the National Consumer Cooperative Bank
(NCCB) and NCB, FSB, a federally insured savings bank wholly owned by NCCB. Banking and financial services provided by NCB, FSB Member FDIC


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Appendix A to Management's Assertion


Pool Description                    Investor Number(s)
APPLE BANK FOR SAVINGS              431
CITY FIRST BANK OF DC NA            133, 933
COOPERATIVE FUND OF                 927
CRF-NMTC Deals                      980
CS 2006 C4                          385
CSFB 2006 C1                        383
CSFB 1999 C1                        362
CSFB 2000 C1                        364, 366
CSFB 2000 PS4                       363
CSFB 2001 CKN5 (COOP)               367
CSFB 2002 CKN2 (COMM)               370
CSFB 2002 CKN2 (COOP)               369
CSFB 2003 CPN-1                     373
CSFB 2003-C3                        374
CSFB 2004 C1                        376
CSFB 2004 C4                        378
CSFB 2005 C3                        380
CSFB 2005 C5                        381
CSM 2007 C4                         387
Dept of Housing Preservation        646
FIRST TRUST SAVINGS BANK            30, 161, 162, 163, 164, 166, 167, 168, 169
FNMA DUS MBS 1999-3                 292
FNMA ERL 09-04                      255
FNMA MBS 12-03                      256
FNMA MBS 1998-1                     280
FNMA MBS 1998-12                    260
FNMA MBS 1998-9                     475
FNMA MBS 1999-1                     261
FNMA MBS 1999-3                     262
FNMA MBS 2001-2                     263
FNMA MBS 2001-3                     264
FNMA MBS 2002-2                     269
FNMA MBS 2002-6                     259
FNMA MBS 2002-M12                   258
FNMA MBS 2003-M7                    257
FNMA MBS 2009                       286
FNMA MBS EFF 1-14-13                288
FNMA NEW PRIOR APPROVAL             268


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FNMA RT LOCK AFTER 3/24/11          287
GEORGIA'S OWN CREDIT UNION          210
MAC & CO                            193
MODERN WOODMEN OF AMERICA           155
MSCI 2003 IQ-6                      375
MSCI 2004 IQ-7                      377
MSCI 2005 IQ-10                     382
MSCI 2005 IQ-9                      379
MSCI 2006 IQ-11                     384
MSCI 2007 IQ-13                     386
MSCI 2007 IQ-16                     388
MSDW 2002 IQ3                       372
NORTHRIM BANK                       214
PATRIOT NATIONAL BANK               171, 172
SIGNAL FINANCIAL SERVICES           211
THE DIME SAVINGS BANK               700, 701
WELLS FARGO BANK C-13               391
WELLS FARGO BANK C-15               392
WELLS FARGO BANK C-16               393
WELLS FARGO BANK C-18               394
WFRBS 2013 C-12                     389


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Appendix B to Management's Assertion

Regulation AB Item 1122(d) criteria determined to be not applicable:
* 1122(d)(1)(iii)
* 1122(d)(3)(i)
* 1122(d)(3)(ii)
* 1122(d)(3)(iii)
* 1122(d)(3)(iv)
* 1122(d)(4)(ii)
* 1122(d)(4)(xv)